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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                          July 22, 1998 (July 21, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                000-22026                25-1407782
(State or other jurisdiction) (Commission File Number)     (IRS Employer
        of corporation)                                   Identification No.)


3230 West Lake Road, Erie, Pennsylvania                         16505
(Address of principal executive offices)                       Zip Code


Registrant's telephone number, including area code:         (814) 836-0618

                                 RENT-WAY, INC.

Item 5.    Other Events


The registrant issued the following press release on July 21, 1998:

ERIE, PA., July 21, 1998, Rent-Way, Inc. (Nasdaq: RWAY) today announced that it has acquired all the outstanding stock of Fast Rentals, Inc., a privately-held rental-purchase chain with six stores in Alabama and two stores in Georgia. Fast Rentals had annualized revenues of approximately $3.6 million. The purchase price of the acquisition was approximately $2,860,000 million, including assumption of liabilities. Through the Fast Rentals transaction, Rent-Way, Inc. adds additional stores in the growing rent-to-own market of the Southeast United States.

Rent-Way, Inc. operates 384 rental-purchase stores located in 21 states, primarily in the Southeast and Eastern United States. The company rents brand name durable household products such as home entertainment equipment, furniture and major appliances on a week-to-week or month-to-month basis under full service rental purchase agreements.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Rent-Way, Inc.
               (Registrant)

Date    July 22, 1998

               /s/ Jeffrey A. Conway
               (Signature)
               Jeffrey A. Conway
               Chief Financial Officer